Exhibit 23


     Consent of Independent Certified Public Accountants



The Board of Directors
Fingerhut Companies, Inc.:


We consent to incorporation by reference in the registrant statements (No. 33-38988 and 33-55871) on Form S-8 of Fingerhut Companies, Inc. and subsidiaries of our reports dated January 24, 1996 relating to the consolidated statements of financial position of Fingerhut Companies, Inc. as of December 29, 1995 and December 30, 1994 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 29, 1995, which reports appear in or are incorporated by reference in the December 29, 1995 annual report on Form 10-K of Fingerhut Companies, Inc.

Our   report  covering  the  basic  consolidated   financial
statements refers to a change in the method of accounting for long-lived assets in fiscal 1995.



                              KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 27, 1996